Exhibit (23)(b)


                        CONSENT OF KPMG PEAT MARWICK LLP


Board of Directors
First Fidelity Bancorporation:

         We consent  to the  incorporation  by  reference  in this  Registration
Statement on Form S-8 of First Union Corporation of our report on the consolidated financial statements included in the 1994 Annual Report on Form 10-K of First Fidelity Bancorporation. Our report dated January 18, 1995, refers to changes in the methods of accounting for income taxes, postretirement benefits other than pensions, postemployment benefits, and investments in 1993.



                              KPMG PEAT MARWICK LLP


New York, New York
December 29, 1995